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                                                             Exhibit 23(a)(iii)


                           CERTIFICATE OF AMENDMENT
                                    TO THE
           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                      OF
                             WINTHROP FOCUS FUNDS
                                     AND
                         CERTIFICATE OF THE SECRETARY


        The undersigned Secretary of Winthrop Focus Funds, a Massachusetts business trust (the "Trust") governed by a written Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated as of February 22, 1996 that was duly executed and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 26, 1996, which was amended by a Certificate of Amendment to the Amended and Restated Declaration of Trust (the "Certificate of Amendment" and, together with the Declaration of Trust, the "Amended and Restated Declaration of Trust") dated as of February 19, 1997 and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 20, 1997, DOES HEREBY CERTIFY THAT:

        FIRST: On January 19, 1999, the Trustees of the Trust, pursuant to
Section 9.3 of the Amended and Restated Declaration of Trust, duly adopted an amendment to Section 1.1 of the Amended and Restated Declaration of Trust whereby the name of the Trust previously designated "Winthrop Focus Funds" was redesignated "DLJ Winthrop Focus Funds."

        SECOND: On January 19, 1999, the Trustees of the Trust, pursuant to
Section 9.3 of the Amended and Restated Declaration of Trust, duly adopted an amendment to Section 6.2 of the Amended and Restated Declaration of Trust whereby (i) the separate class of shares of beneficial interest previously designated the "Growth Fund" was redesignated the "DLJ Winthrop Growth Fund";
(ii) the separate class of shares of beneficial interest previously designated the "Growth and Income Fund" was redesignated the "DLJ Winthrop Growth and Income Fund"; (iii) the separate class of shares of beneficial interest previously designated the "Small Company Value Fund" was redesignated the "DLJ Winthrop Small Company Value Fund"; (iv) the separate class of shares of beneficial interest previously designated the "Fixed Income Fund" was redesignated the "DLJ Winthrop Fixed Income Fund"; and (v) the separate class of shares

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of beneficial interest previously designated the "Municipal Trust Fund" was redesignated the "DLJ Winthrop Municipal Trust Fund."

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        IN WITNESS WHEREOF the undersigned has executed this certificate on this
8th day of February 1999.

                                        Signed: /s/ Martin Jaffe
                                               ------------------------

                                        Title:
                                               ------------------------

STATE OF NEW YORK      )
               ss:
COUNTY OF NEW YORK     )


        On this 8th day of February, 1999 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of Winthrop Focus Funds, a trust organized under the laws of the Commonwealth of Massachusetts, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                        Signed: /s/ Linda M. Hartley
                                               ------------------------

                                        Title:  Notary Public
                                               ------------------------